Exhibit 99

Restaurant Brands International Inc. Reports First Quarter 2016 Results

Oakville, Ontario – April 28, 2016 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for first quarter ended March 31, 2016.

Daniel Schwartz, Chief Executive Officer of Restaurant Brands International Inc. (“RBI”) commented, “Building on last year’s performance, we generated strong results at both of our iconic brands, TIM HORTONS® and BURGER KING®, during the first quarter of 2016. Innovative product launches and continued expansion of our global footprint drove favorable comparable sales and system-wide sales growth for the quarter. We believe our focused approach on delivering a great guest experience and growing franchisee profitability will support long-term, sustainable value for our guests, franchisees, employees and shareholders.”

First Quarter 2016 Highlights:

•	Tim Hortons (“TH”) comparable sales increased 5.6% and Burger King (“BK”) comparable sales increased 4.6% in constant currency

•	Delivered 25 net restaurant growth (“NRG”) at TH and 5 NRG at BK

•	System-wide sales grew 7.9% at TH and 10.0% at BK in constant currency

•	RBI Adjusted EBITDA was up 22.9% on an organic basis to $407.8 million

•	RBI Adjusted Diluted EPS was up 95.6% to $0.30 per share versus prior year results

•	RBI declared a dividend of $0.15 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the second quarter of 2016

Consolidated Operational Highlights

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Comparable Sales Growth (1)
TH	5.6%	5.3%
BK	4.6%	4.6%
System Net Restaurant Growth (NRG)
TH (3)	25	41
BK	5	15
System-wide Sales Growth (1)
TH	7.9%	8.1%
BK	10.0%	9.6%
System-wide Sales (2) (in US$ millions)
TH	$1,424.7	$1,459.5
BK	$4,236.8	$4,023.9

(1)	Comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	System-wide sales are primarily driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenue; however, our franchise revenues include royalties based on a percentage of franchise sales.
(3)	Restaurant count excludes 411 and 425 limited service kiosks as of March 31, 2016 and 2015, respectively. NRG excludes limited service kiosks for the three months ended March 31, 2016 and 2015. Commencing in the fourth quarter of 2015, we revised our presentation of restaurant counts to exclude limited service kiosks, with the revision applied retrospectively to the earliest period presented to provide period-to-period comparability.

Consolidated Financial Highlights

	Three Months Ended March 31,
(in US$ millions, except per share data)	2016	2015(6)
	(unaudited)

RBI Total Revenues	$918.5	$933.3

RBI Net Income (Loss) Attributable to Common Shareholders	$50.0	$(8.3)

RBI Diluted Earnings (Loss) per Share Attributable to Common Shareholders	$0.21	$(0.04)

TH Adjusted EBITDA (4)	$227.8	$184.4
BK Adjusted EBITDA (4)	$180.0	$170.7

RBI Adjusted EBITDA (5)	$407.8	$355.1

RBI Adjusted Net Income (Loss) Attributable to Common Shareholders (5)(7)	$142.1	$73.9
RBI Adjusted Diluted Earnings (Loss) per Share Attributable to Common Shareholders (5)(7)	$0.30	$0.16

(4)	TH Adjusted EBITDA and BK Adjusted EBITDA are our measures of segment profitability.
(5)	RBI Adjusted EBITDA, RBI Adjusted Net Income (Loss), and RBI Adjusted Diluted Earnings (Loss) per Share are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” for further detail.
(6)	TH Q1 2015 results have been retrospectively adjusted to reflect the final purchase price allocation for Tim Hortons.
(7)	Commencing in the first quarter of 2016, we revised our presentation of Adjusted Net Income and Adjusted Diluted EPS to include share-based compensation and non-cash incentive compensation expense, with the revision applied retrospectively to the earliest period presented to provide period-to-period comparability.

RBI Adjusted EBITDA of $407.8 million was up 22.9% year-over-year, excluding the impact of FX movements, driven by strong comparable sales and successful execution of brand-specific strategic initiatives. At TH, year-over-year restaurant count growth of 3.2%, combined with comparable sales growth of 5.6%, led to system-wide sales growth of 7.9% in constant currency versus prior year results. TH performance was driven by continued strength in beverages and grilled wraps as well as successful product launches, such as the Pulled Pork Sandwich and the Croissant Breakfast Sandwich. BK comparable sales growth of 4.6% and restaurant count growth of 4.3% year-over-year led to system-wide sales growth of 10.0% in constant currency. BK comparable sales growth was a result of successful product launches and promotions, including Grilled Dogs.

TH Segment Results

	Three Months Ended March 31,
(in US$ millions)	2016	2015(6)
	(unaudited)

Comparable Sales Growth (1)	5.6%	5.3%
System-wide Sales Growth (1)	7.9%	8.1%
System-wide Sales (2)	$1,424.7	$1,459.5

System Net Restaurant Growth (NRG) (3)	25	41
System Restaurant Count at Period End (3)	4,438	4,299

Sales	$467.3	$480.1
Franchise and Property Revenues	$190.5	$203.6

TH Total Revenues	$657.8	$683.7

Cost of Sales	$369.6	$416.3
Franchise & Property Expenses	$72.1	$92.9
Segment SG&A (8)	$16.2	$27.1
Segment Depreciation and Amortization (9)	$25.1	$32.6
TH Adjusted EBITDA (4) (10)	$227.8	$184.4

(8)	Segment selling, general and administrative expenses consists of segment selling expenses and segment management general and administrative expenses.
(9)	Segment depreciation and amortization consists of depreciation and amortization included in cost of sales and franchise and property expenses.
(10)	TH Adjusted EBITDA for the three months ended March 31, 2016 includes $2.8 million of cash distributions received from equity method investments. TH Adjusted EBITDA for the three months ended March 31, 2015 includes $1.8 million of acquisition accounting impact on cost of sales and $2.6 million of cash distributions received from equity method investments.

For the first quarter of 2016, system-wide sales at TH grew 7.9%, in constant currency, as a result of favorable comparable sales growth and net restaurant growth. TH opened 25 net new restaurants for the quarter and reported restaurant count growth of 3.2% year-over-year, ending the quarter with 4,438 restaurants. Comparable sales grew 5.6% for TH, with TH Canada and TH US comparable sales growth of 5.6% and 5.8%, respectively.

TH experienced an 8.6% FX headwind to revenues for the first quarter. Compared to prior year’s results and excluding the impact of FX movements, TH Total Revenues of $657.8 million grew 5.2% while TH Adjusted EBITDA of $227.8 million grew 35.2%.

BK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2016	2015
	(unaudited)

Comparable Sales Growth (1)	4.6%	4.6%
System-wide Sales Growth (1)	10.0%	9.6%
System-wide Sales (2)	$4,236.8	$4,023.9

System Net Restaurant Growth (NRG)	5	15
System Restaurant Count at Period End	15,008	14,387

Sales	$23.2	$19.4
Franchise and Property Revenues	$237.5	$230.2

BK Total Revenues	$260.7	$249.6

Cost of Sales	$18.6	$16.9
Franchise & Property Expenses	$32.1	$36.2
Segment SG&A (8)	$42.0	$37.6
Segment Depreciation and Amortization (9)	$12.0	$11.8
BK Adjusted EBITDA (4)	$180.0	$170.7

At BK, strong comparable sales growth and the addition of new restaurants year-over-year helped drive system-wide sales growth of 10.0% in constant currency versus prior year results. Comparable sales increased 4.6% in the first quarter, with all BK regions – the U.S. and Canada (“US&C”), Europe, the Middle East, and Africa (“EMEA”), Latin America and the Caribbean (“LAC”), and Asia Pacific (“APAC”) – achieving positive comparable sales year-over-year. BK restaurant count increased to 15,008, with 5 net new restaurants added in the quarter, representing restaurant count growth of 4.3% year-over-year.

Compared to prior year results and excluding the impact of FX movements, BK revenues of $260.7 million grew 8.0% and BK Adjusted EBITDA of $180.0 million grew 9.7%.

Cash and Liquidity

As of March 31, 2016, total debt was $9.0 billion, and net debt, excluding total cash and cash equivalents of $0.8 billion, was $8.1 billion. On April 27, 2016, our Board of Directors declared a dividend of $0.15 per common share and Class B exchangeable partnership unit of Restaurant Brands International Limited Partnership for the second quarter of 2016. The dividend will be payable on July 6, 2016 to shareholders and unitholders of record at the close of business on May 16, 2016.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Thursday, April 28, 2016, to review financial results for the first quarter ended March 31, 2016. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors

Andrea John, Investor Relations

(905) 339-4940; investor@rbi.com

Media

Patrick McGrade, Communications and Corporate Affairs

(905) 339-5815; media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with more than $23 billion in system-wide sales and over 19,000 restaurants in approximately 100 countries and U.S. territories. RBI owns two of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS® and BURGER KING®. These independently operated brands have been serving their respective guests, franchisees and communities for over 50 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management’s current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about RBI’s current expectations regarding its focused approach to delivering a great guest experience and growing franchisee profitability and its ability to support long-term, sustainable value for its guests, franchisees, employees and shareholders, and initiatives to integrate the back office processes of TH and BK to enhance efficiencies. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy; and risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In millions of U.S. dollars, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Sales	$490.5	$499.5
Franchise and property revenues	428.0	433.8

Total revenues	918.5	933.3

Cost of sales	388.2	433.2
Franchise and property expenses	104.2	129.1
Selling, general and administrative expenses	73.2	111.0
(Income) loss from equity method investments	(18.5)	(1.7)
Other operating expenses (income), net	40.8	37.6

Total operating costs and expenses	587.9	709.2

Income from operations	330.6	224.1
Interest expense, net	115.1	123.1
(Gain) loss on early extinguishment of debt	—	(0.3)

Income before income taxes	215.5	101.3
Income tax expense	47.2	50.7

Net income	168.3	50.6

Net income (loss) attributable to noncontrolling interests	50.8	(9.8)
Preferred share dividends	67.5	68.7

Net income (loss) attributable to common shareholders	$50.0	$(8.3)

Earnings (loss) per common share:
Basic	$0.22	$(0.04)
Diluted	$0.21	$(0.04)
Weighted average shares outstanding
Basic	230.0	202.2
Diluted	468.4	467.2
Cash dividends declared per common share	$0.14	$0.09

Memo: Basic earnings (loss) per common share is determined by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period. For the three months ended March 31, 2016, diluted EPS of $0.21 per share assumes $99.9 million of net income (loss) available to common shareholders and noncontrolling interests related to the Class B exchangeable partnership units of Restaurant Brands International Limited Partnership (“Partnership exchangeable units”) and assumes conversion of Partnership exchangeable units to RBI common shares. For the three months ended March 31, 2015, diluted EPS of $(0.04) per share assumes $(19.1) million of net income (loss) available to common shareholders and noncontrolling interests related to the Partnership exchangeable units and assumes conversion of Partnership exchangeable units to RBI common shares. The diluted earnings (loss) per share calculation assumes conversion of 100% of the Partnership exchangeable units under the “if converted” method.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions of U.S. dollars, except share data)

(Unaudited)

	As of
	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$825.9	$757.8
Trade and notes receivable, net of allowance of $15.5 million and $14.2 million, respectively	366.4	422.0
Inventories and other current assets, net	229.8	132.2
Advertising fund restricted assets	50.9	57.5

Total current assets	1,473.0	1,369.5

Property and equipment, net of accumulated depreciation of $378.3 million and $339.3 million, respectively	2,169.6	2,150.6
Intangible assets, net	9,539.5	9,147.8
Goodwill	4,797.7	4,574.4
Net investment in property leased to franchisees	111.2	117.2
Other assets, net	865.5	1,051.6

Total assets	$18,956.5	$18,411.1

LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$361.3	$361.5
Other accrued liabilities	479.6	441.3
Gift card liability	132.5	168.5
Advertising fund liabilities	78.7	93.6
Current portion of long term debt and capital leases	57.6	56.1

Total current liabilities	1,109.7	1,121.0

Term debt, net of current portion	8,465.6	8,462.3
Capital leases, net of current portion	213.6	203.4
Other liabilities, net	918.5	795.9
Deferred income taxes, net	1,613.4	1,618.8

Total liabilities	12,320.8	12,201.4

Redeemable preferred shares; $43.775848 par value; 68,530,939 shares authorized, issued and outstanding at March 31, 2016 and December 31, 2015	3,297.0	3,297.0

Shareholders’ Equity:
Common shares; no par value; unlimited shares authorized; 233,004,921 shares issued and outstanding at March 31, 2016; 225,707,588 shares issued and outstanding at December 31, 2015;	1,907.8	1,824.5
Retained earnings	263.3	245.8
Accumulated other comprehensive income (loss)	(568.7)	(733.7)

Total Restaurant Brands International Inc. shareholders’ equity	1,602.4	1,336.6
Noncontrolling interests	1,736.3	1,576.1

Total shareholders’ equity	3,338.7	2,912.7

Total liabilities, redeemable preferred shares and shareholders’ equity	$18,956.5	$18,411.1

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions of U.S. dollars)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$168.3	$50.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42.1	48.8
(Gain) loss on early extinguishment of debt	—	(0.3)
Amortization of deferred financing costs and debt issuance discount	9.7	7.0
(Income) loss from equity method investments	(18.5)	(1.7)
Loss (gain) on remeasurement of foreign denominated transactions	28.0	18.1
Amortization of defined benefit pension and postretirement items	(0.6)	—
Net losses (gains) on derivatives	3.5	15.0
Net losses (gains) on refranchisings and dispositions of assets	9.4	1.2
Bad debt expense (recoveries), net	(0.3)	2.2
Share-based compensation expense	6.4	15.5
Acquisition accounting impact on cost of sales	—	1.8
Deferred income taxes	—	(30.6)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Reclassification of restricted cash to cash and cash equivalents	—	79.2
Trade and notes receivable	33.8	53.0
Inventories and other current assets	(79.0)	(3.0)
Accounts and drafts payable	(6.0)	24.4
Accrued advertising	(15.7)	(0.2)
Other accrued liabilities	3.6	10.1
Other long-term assets and liabilities	(1.4)	(29.4)

Net cash provided by operating activities	183.3	261.7

Cash flows from investing activities:
Payments for property and equipment	(5.6)	(29.4)
Proceeds from refranchisings, disposition of assets and restaurant closures	7.2	4.5
Return of investment on direct financing leases	4.1	4.0
Settlement of derivatives, net	(1.1)	52.1
Other investing activities, net	2.2	1.5

Net cash provided by (used for) investing activities	6.8	32.7

Cash flows from financing activities:
Repayments of term debt, Tim Hortons Notes and capital leases	(17.2)	(1,020.6)
Dividends paid on common shares and preferred shares	(128.3)	—
Proceeds from stock option exercises	6.5	0.4
Proceeds from issuance of shares	—	2.1
Other financing activities	3.1	1.4

Net cash provided by (used for) financing activities	(135.9)	(1,016.7)

Effect of exchange rates on cash and cash equivalents	13.9	(59.0)
Increase (decrease) in cash and cash equivalents	68.1	(781.3)
Cash and cash equivalents at beginning of period	757.8	1,803.2

Cash and cash equivalents at end of period	$825.9	$1,021.9

Supplemental cashflow disclosures:
Interest paid	$82.4	$88.5
Income taxes paid	$47.6	$42.9
Non-cash investing and financing activities:
Acquisition of property with capital lease obligations	$5.4	$4.5

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“impact of FX movements”).

System-wide sales represent sales at all company-owned restaurants and franchise restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Key Business Metrics by Brand Market

	Three Months Ended March 31,
Key Business Metrics	2016	2015

System-wide Sales Growth
TH - Canada	7.9%	7.5%
TH - US	5.5%	13.0%
TH - International	42.3%	29.4%
BK - US&C	5.3%	6.6%
BK - EMEA	13.8%	11.8%
BK - LAC	21.5%	14.7%
BK - APAC	16.0%	14.2%

Comparable Sales Growth
TH - Canada	5.6%	4.9%
TH - US	5.8%	8.9%
TH - International	6.8%	0.6%
BK - US&C	4.4%	6.9%
BK - EMEA	3.6%	0.7%
BK - LAC	10.1%	4.9%
BK - APAC	4.7%	1.7%

System NRG
TH - Canada	17	32
TH - US	6	8
TH - International	2	1
BK - US&C	(26)	(27)
BK - EMEA	21	19
BK - LAC	(14)	—
BK - APAC	24	23

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Supplemental Disclosure

(Unaudited)

Selling, General and Administrative Expenses
	Three Months Ended March 31,
(in US$ millions)	2016	2015

Selling expenses	$1.4	$4.8

Management general and administrative expenses	56.8	59.9
Share-based compensation and non-cash incentive compensation expense	7.9	13.9
Depreciation and amortization	4.9	4.4
TH transaction and restructuring costs	—	28.0
Integration costs	2.2	—

Total general and administrative expenses	71.8	106.2

Selling, general and administrative expenses	$73.2	$111.0

Other Operating Expenses (Income), net
	Three Months Ended March 31,
(in US$ millions)	2016	2015

Net losses (gains) on disposal of assets, restaurant closures and refranchisings(1)	$15.3	$0.5
Litigation settlements and reserves, net	0.7	1.6
Net losses (gains) on derivatives(2)	—	12.9
Net losses (gains) on foreign exchange(3)	24.1	22.5
Other, net	0.7	0.1

Other operating expenses (income), net	$40.8	$37.6

(1)	Net losses (gains) on disposal of assets, restaurant closures and refranchisings for the three months ended March 31, 2016 primarily reflects losses in connection with sales of company-owned restaurants, or refranchisings in our TH business.
(2)	Net losses (gains) on derivatives for the three months ended March 31, 2015 is primarily due to changes in fair value related to interest rate swaps not designated for hedge accounting. These interest rate swaps were settled during May 2015.
(3)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures:

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, (gain) loss on early extinguishment of debt, taxes, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation and non-cash incentive compensation expense, (income) loss from equity method investments, net of cash distributions received from equity method investments, other operating expenses (income), net, and all other specifically identified costs associated with non-recurring projects, including acquisition accounting impact on cost of sales, Tim Hortons transaction and restructuring costs and integration costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted Net Income is defined as net income (loss) excluding the impact of those same items excluded from Adjusted EBITDA, except for share-based compensation and non-cash incentive compensation expense, and also excluding franchise agreement amortization, amortization of deferred financing costs and original issue discount, interest expense and (gain) loss on early extinguishment of debt. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the core operating performance of the business.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of foreign currency exchange rates. We calculate the impact of FX movements by translating current year results at prior year monthly average exchange rates.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Organic Growth in Revenue and Adjusted EBITDA

Three Months Ended March 31, 2016

(Unaudited)

					Impact of FX
	Actual		Q1 ‘16 vs. Q1 ‘15		Movements	Organic Growth
(in US$ millions)	Q1 ‘16	Q1 ‘15	$	%	$	$	%
Calculation:		A	B		C	B-C=D	D/A
Revenue
TH	$657.8	$683.7	$(25.9)	(3.8)%	$(61.7)	$35.8	5.2%
BK	$260.7	$249.6	$11.1	4.4%	$(8.8)	$19.9	8.0%

RBI	$918.5	$933.3	$(14.8)	(1.6)%	$(70.5)	$55.7	6.0%

Adjusted EBITDA
TH	$227.8	$184.4	$43.4	23.5%	$(21.5)	$64.9	35.2%
BK	$180.0	$170.7	$9.3	5.4%	$(7.2)	$16.5	9.7%

RBI	$407.8	$355.1	$52.7	14.8%	$(28.7)	$81.4	22.9%

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)

(Unaudited)

(in US$ millions)	Three Months Ended March 31,
	2016	2015
Segment Income:
TH	$227.8	$184.4
BK	180.0	170.7

Adjusted EBITDA	407.8	355.1

Share-based compensation and non-cash incentive compensation expense(2)	7.9	13.9
Acquisition accounting impact on cost of sales	—	1.8
TH transaction and restructuring costs(3)	—	28.0
Integration costs(4)	2.2	—
Impact of equity method investments(5)	(15.7)	0.9
Other operating expenses (income), net	40.8	37.6

EBITDA	372.6	272.9
Depreciation and amortization	42.0	48.8

Income from operations	330.6	224.1
Interest expense, net	115.1	123.1
(Gain) loss on early extinguishment of debt	—	(0.3)
Income tax expense	47.2	50.7

Net income	$168.3	$50.6

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to Adjusted Net Income Attributable to Common Shareholders and Adjusted Diluted EPS

(Unaudited)

(in US$ millions, except per share data)	Three Months Ended March 31,
	2016	2015(7)

Net income	$168.3	$50.6
Income tax expense	47.2	50.7

Income before income taxes	215.5	101.3
Adjustments:
Franchise agreement amortization	6.7	6.9
Amortization of deferred financing costs and original issue discount	9.7	7.0
Interest expense and loss on extinguished debt(1)	3.2	1.6
Acquisition accounting impact on cost of sales	—	1.8
TH transaction and restructuring costs(3)	—	28.0
Integration costs(4)	2.2	—
Impact of equity method investments(5)	(15.7)	0.9
Other operating expenses (income), net	40.8	37.6

Total adjustments	46.9	83.8
Adjusted income before income taxes	262.4	185.1

Adjusted income tax expense(6)	52.8	42.5

Adjusted net income	209.6	142.6

Preferred share dividends	67.5	68.7

Adjusted net income attributable to common shareholders	$142.1	$73.9

Adjusted diluted earnings per share	$0.30	$0.16

Diluted average shares outstanding	468.4	476.3

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents $3.2 million of non-cash interest expense for the three months ended March 31, 2016, related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015.
(2)	Represents share-based compensation expense associated with employee stock awards for the periods indicated; also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2015 and 2016 cash bonus, respectively.
(3)	In connection with the acquisition of Tim Hortons Inc. and a series of post-closing transactions during 2015 that resulted in changes to our legal and capital structure, we incurred certain non-recurring selling, general and administrative expenses during the three months ended March 31, 2015.
(4)	In connection with the implementation of initiatives to integrate the back-office processes of TH and BK to enhance efficiencies, we incurred $2.2 million related to these initiatives during the three months ended March 31, 2016, primarily professional fees.
(5)	Represents (i) (income) loss from equity investments and (ii) cash distributions received from our equity method investments. Cash distribution received from our equity method investments are included in segment income.
(6)	Adjusted income tax expense for the three months ended March 31, 2016 and 2015, respectively, is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.
(7)	Commencing in the first quarter of 2016, we revised our presentation of Adjusted Net Income and Adjusted Diluted EPS to include share-based compensation and non-cash incentive compensation expense, with the revision applied retrospectively to the earliest period presented to provide period-to-period comparability.